EXHIBIT 10.2

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Second Amendment”) dated as of August 31, 2006 (the “Effective Date”) to the Employment Agreement dated as of March 29, 2006, as amended by the First Amendment dated as of May 20, 2006 (collectively, the “Agreement”), by and between SAVVIS, Inc., a Delaware corporation with its principal place of business at St. Louis, Missouri (the “Company”), and Jonathan C. Crane, of Hanover, New Hampshire (the “Executive”).

WHEREAS, the Company and the Executive jointly desire to amend certain provisions of the Agreement in the manner provided for in this Second Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the Company and the Executive hereby agree as follows:

5.	Amendment of Section 7 (Change of Control) of the Agreement. Section 7(i) of the Agreement is hereby amended by deleting “not earlier than nine months following the Change of Control” and substituting in lieu thereof “not earlier than six months following the Change of Control.”

6.	No Other Amendments. Except as expressly amended, modified and supplemented by this Second Amendment, the provisions of the Agreement are and shall remain in full force and effect.

7.	Governing Law. This is a Missouri contract and shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof.

8.	Counterparts. This Second Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, this Second Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	THE COMPANY

/s/ Jonathan C. Crane	By:	/s/ Philip J. Koen
	Title:	Chief Executive Officer